ANNUAL CERTIFICATEHOLDERS' STATEMENT
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                             PROVIDIAN MASTER TRUST
                                  SERIES 1995-1
                  ---------------------------------------------

     Pursuant to the Pooling and Servicing Agreement dated as of June 1, 1993 (as amended and supplemented, the "Agreement"), as supplemented by the Series 1995-1 Supplement dated as of June 1, 1995 (as amended and supplemented, the "Series Supplement"), among Providian National Bank ("PNB"), formerly known as First Deposit National Bank, Seller and Servicer, and Bankers Trust Company, Trustee, PNB as Servicer is required to prepare certain information each year regarding current distributions to Senior Certificateholders and the Collateral Interest Holder and the performance of the Providian Master Trust (the "Trust") during the previous year. The information which is required to be prepared for the Series 1995-1 Certificates with respect to the year ended December 31, 1997, and with respect to the performance of the Trust during 1997 is set forth below. Certain of the information is presented on the basis of an original principal amount of $1,000 per Investor Certificate. Certain other information is presented based on the aggregate amounts for the Trust as a whole. Capitalized terms used in this Certificate have their respective meanings set forth in the Agreement or Series Supplement, as applicable.

A) Information Regarding the 1997 Distribution for the Series 1995-1 Senior Certificates (stated on the basis of $1,000 original certificate principal amount)

     (1)  The total amount distributed to Senior  Certificateholders  per $1,000 original certificate principal amount.......................$58.649847

     (2) The amount set forth in A(1) above distributed to Senior Certificateholders with respect to interest per $1,000 original certificate principal amount................................$58.649847

     (3)  The   amount   set  forth  in  A(1)   above   distributed   to  Senior
          Certificateholders  with  respect to  principal  per  $1,000  original certificate principal amount.................................$0.000000

B)   Information Regarding the Performance of the Trust

     (1)  Allocation   of   Receivables   Collections   to  the  Series   1995-1
          Certificates

          (a)  The  aggregate  amount of Finance  Charge  Receivables  collected during 1997.....................................$1,159,459,303.78

          (b)  The aggregate  amount of  Interchange  collected and allocated to the Trust during 1997..............................$22,871,972.00

          (c)  The aggregate  amount of Principal  Receivables  collected during
               1997............................................$4,858,934,259.32

          (d)  The weighted average Floating Allocation  Percentage with respect to the Series 1995-1 Certificates for 1997.............17.301583%

          (e)  The weighted average Principal Allocation Percentage with respect to the Series 1995-1 Certificates for 1997.............17.276962%

          (f) The Finance Charge Receivables and Interchange collected and allocated to the Series 1995-1 Certificates for
               1997..............................................$204,562,030.76

          (g)  The Principal  Receivables  collected and allocated to the Series
               1995-1 Certificates for 1997......................$839,476,227.25

     (2)  Available  Finance  Charge   Collections  and  Reallocated   Principal
          Collections for Series 1995-1 for 1997

          (a)  The Finance  Charge  Receivables  and  Interchange  collected and
               allocated          to         the          Series          1995-1
               Certificates......................................$204,562,030.76

          (b)  Collection   Account  and  Special  Funding  Account   investment
               earnings       allocated      to      the      Series      1995-1
               Certificates..........................................$866,158.04

          (c)  Principal Funding Account Investment Proceeds...............$0.00

          (d)  Prefunding Account Investment Proceeds......................$0.00

          (e)  Reserve Account withdrawals, if applicable..................$0.00

          (f)  Additional  Finance  Charges from other  Series  allocated to the
               Series 1995-1 Certificates..........................$7,009,993.14

          (g) Payments, if any, on deposit as of the Determination Date received from any Interest Rate Protection
               Agreements..................................................$0.00

          (h)  Reallocated Principal Collections...........................$0.00

          (i) Total Available Finance Charge Collections and Reallocated Principal Collections for Series 1995-1 (total of (a), (b), (c),
               (d), (e), (f), (g) and (h) above).................$212,438,181.94

     (3)  Available Principal Collections for Series 1995-1 for 1997

          (a)  The Principal  Receivables  collected and allocated to the Series
               1995-1 Certificates...............................$839,476,227.25

          (b)  Shared  Principal  Collections from other Series allocated to the
               Series 1995-1 Certificates..................................$0.00

          (c)  Additional   amounts  to  be  treated  as   Available   Principal
               Collections         pursuant         to        the         Series
               Supplement.........................................$77,223,582.36

          (d)  Reallocated Principal Collections...........................$0.00

          (e)  Available Principal  Collections for Series 1995-1 (total of (a),
               (b) and (c) minus (d) above)......................$916,699,809.61

     (4)  Delinquent Balances in the Trust

          The  aggregate   outstanding   balance  of  the  Accounts  which  were
          delinquent as of the close of business on the last day of 1997.

          (a)  31-60 days                      $90,462,505
          (b)  61-90 days                       58,423,393
          (c)  91 or more days                 106,751,927
                                              ------------
          (d)  Total Delinquencies            $255,637,825

     (5)  Defaulted Amount

          (a)  The aggregate amount of Defaulted Receivables with respect to the
               Trust for 1997....................................$496,663,565.73

          (b)  The  aggregate  amount of  Recoveries  of  Defaulted  Receivables processed during 1997..............................$49,915,967.82

          (c)  The  Defaulted  Amount  for  1997  [Defaulted  Receivables  minus
               Recoveries].......................................$446,747,597.91

          (d)  The  Defaulted  Amount for 1997  allocable  to the Series  1995-1
               Certificates       (the      "Series       1995-1       Defaulted
               Amount")...........................................$77,223,582.36

          (e)  The Senior Defaulted Amount for 1997...............$61,006,630.06

     (6)  Senior Charge-Offs

          (a) The excess, if any, of the Senior Defaulted Amount over the sum of (i) Available Finance Charge Collections applied to such Senior Defaulted Amount, (ii) Reallocated Principal Collections and (iii) the amount by which the Collateral Invested Amount has been reduced in respect of such Senior Defaulted Amount (a
               "Senior Charge-Off")........................................$0.00

          (b) The amount of the Senior Charge-Off set forth in item 6(a) above, per $1,000 original certificate principal amount (which will have the effect of reducing, pro rata, the amount of each Senior
               Certificateholder's investment).........................$0.000000

          (c)  The total amount  reimbursed on the Distribution  Date in respect of Senior Charge-Offs for 1997..............................$0.00

          (d) The amount set forth in item 6(c) above per $1,000 original certificate principal amount (which will have the effect of increasing, pro rata, the amount of each Senior
               Certificateholder's investment).........................$0.000000

          (e) The amount, if any, by which the outstanding principal balance of the Senior Certificates exceeds the Senior Invested Amount and the Senior Initial Percentage of the Prefunding Account Balance, if any, as of the last Distribution Date of 1997, after giving effect to all deposits, withdrawals and distributions on such
               Distribution Date...........................................$0.00

     (7)  Reductions in the Collateral Interest

          (a) The excess, if any, of the Collateral Defaulted Amount over Available Finance Charge Collections applied to such Collateral
               Defaulted Amount............................................$0.00

          (b) The amount by which the Collateral Invested Amount has been reduced on the last Distribution Date of 1997 in respect of
               Reallocated Principal Collections...........................$0.00

          (c) The amount by which the Collateral Invested Amount has been reduced on the last Distribution Date of 1997 in respect of the unpaid Required Amount......................................$0.00

          (d) The total amount by which the Collateral Invested Amount has been reduced on the last Distribution Date of 1997 as set forth in items 7(a), (b) and (c).....................................$0.00

          (e) The total amount reimbursed on the last Distribution Date of 1997 in respect of reductions in the Collateral Invested Amount on prior Distribution Dates....................................$0.00

          (f) The amount, if any, by which the outstanding principal balance of the Collateral Interest exceeds the Collateral Invested Amount and the Collateral Percentage of the Prefunding Account Balance, if any, as of the last Distribution Date of 1997, after giving effect to all deposits, withdrawals and distributions on the last
               Distribution Date of 1997...................................$0.00

     (8)  Investor Monthly Servicing Fee

          The amount of the Series 1995-1  Monthly  Servicing Fee payable to the
          Servicer during 1997....................................$16,625,000.00

     (9)  Prefunding Account

          (a)  The Prefunding  Account Balance on the last  Distribution Date of
               1997........................................................$0.00

          (b)  The Senior  Percentage of the Prefunding  Account  Balance on the
               last Distribution Date of 1997..............................$0.00

          (c)  The Collateral  Percentage of the Prefunding  Account  Balance on
               the last Distribution Date of 1997..........................$0.00

     (10) Senior Monthly Interest

          (a)  Senior Monthly Interest payable during 1997........$44,379,878.96

     (11) Principal Funding Account Amount

          (a) The amount on deposit in the Principal Funding Account on the Distribution Date, after giving effect to all deposits,
               withdrawals    and    distributions    on    such    Distribution
               Date........................................................$0.00

          (b) Deposits to the Principal Funding Account are currently scheduled to commence on the Distribution Date occurring in December, 1998 (The initial funding date for the Principal Funding Account may be modified in certain circumstances in accordance with the terms of the Series Supplement.)

     (12) Deficit Controlled Accumulation Amount

          The Deficit Controlled Accumulation Amount for the Distribution Date, after giving effect to all deposits, withdrawals and distributions on such Distribution Date...........................................$0.00

     (13) Reserve Account (if applicable)

          (a) The amount on deposit in the Reserve Account, if funded, on the Distribution Date, after giving effect to all deposits, withdrawals and distributions on such Distribution Date and the related Transfer Date.........................................N/A

          (b)  The Required  Reserve  Account  Amount,  if any,  selected by the
               Servicer......................................................N/A

C)   Senior Invested Amount

     (1) The Senior Invested Amount and the Senior Percentage of the Prefunding Account Balance on the date of issuance (the "Senior Initial
          Amount")...............................................$750,500,000.00

     (2) The Senior Invested Amount and the Senior Percentage of the Prefunding Account Balance, if any, on the last Distribution Date of 1997, after giving effect to all deposits, withdrawals and distributions on such
          Distribution  Date.....................................$750,500,000.00

     (3) The Pool Factor for the last Distribution Date of 1997 (which represents the ratio of the Senior Invested Amount and the Senior Percentage of the Prefunding Account Balance, if any, as of such Distribution Date, after giving effect to any adjustment in the Senior Invested Amount on such Distribution Date, to the Senior Initial Amount). The amount of a Senior Certificateholder's pro rate share of the Senior Invested Amount and the Prefunding Account Balance, if any, can be determined by multiplying the original denomination of the Senior Certificateholder's Certificate by the Pool
          Factor........................................................1.000000

D)   Collateral Invested Amount

     (1) The Collateral Invested Amount and the Collateral Percentage of the Prefunding Account Balance on the date of issuance...............................................$199,500,000.00

     (2) The Collateral Invested Amount and the Collateral Percentage of the Prefunding Account Balance, if any, on the last Distribution Date of 1997, after giving effect to all deposits, withdrawals and distributions on such Distribution Date................$199,500,000.00

     (3) The Collateral Invested Amount as a percentage of the sum of the Collateral Invested Amount and the Senior Invested Amount on such
          Distribution Date...............................................21.00%

E)   Receivables Balances

     (1)  The  aggregate  amount of  Principal  Receivables  in the Trust at the close of business on the last day of 1997...............$5,801,095,181

     (2)  The aggregate amount of Finance Charge Receivables in the Trust at the close of business on the last day of 1997.................$119,933,174

F)   Annualized Percentages

     (1)  The  average  Gross  Yield for 1997 (sum of the  monthly  Gross  Yield divided by 12)..................................................22.36%

     (2)  The  average  Net Loss Rates for 1997  (sum of monthly  Net Loss Rates divided by 12)...................................................8.13%

     (3)  The average Portfolio Yield for 1997 the average Gross Yield minus the average Net Loss Rate for 1997).................................14.23%

     (4)  The average Base Rate for 1997 (sum of monthly  Base Rates  divided by
          12)..............................................................7.98%

     (5)  The average Net Spread for 1997 (the average Portfolio Yield minus the average Base Rate for 1997)......................................6.25%

     (6)  The average  Monthly Payment Rate for 1997 (sum of the monthly Payment
          Rates divided by 12).............................................8.99%

G)   Series 1995-1 Information for the Last Three Distribution Dates in 1997

     1)   Gross Yield

          a) 12/15/97                19.18%
          b) 11/17/97                22.89%
          c) 10/15/97                24.01%

     2)   Net Loss Rate

          a) 12/15/97                 7.57%
          b) 11/17/97                 8.58%
          c) 10/15/97                 7.62%


     3)   Net Spread (Portfolio Yield Minus Base Rate)

          a) 12/15/97                 4.05%
          b) 11/17/97                 5.84%
          c) 10/15/97                 8.48%

          Three Month Average         6.12%

     4)   Monthly Payment Rate

          a) 12/15/97                 8.29%
          b) 11/17/97                 9.61%
          c) 10/15/97                 9.53%



                                      PROVIDIAN NATIONAL BANK,
                                      Servicer


                                     By:    /s/ Daniel Sanford
                                            _________________________________
                                     Name:  Daniel Sanford
                                     Title: Vice President and Controller